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                                                                   EXHIBIT 24(A)

July 23, 1998



Optical Security Group, Inc.
535 16th Street, Suite 920
Denver, Colorado 80202

Re: Optical Security Group, Inc. - Registration Statement on Form S-8 Covering the Optical Security Group, Inc. 1992 Incentive Stock Option Plan, Nonqualified Stock Option Plan, and Stock Bonus Plan

Gentlemen:

We have acted as counsel for Optical Security Group, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Form S-8 Registration Statement (the "Registration Statement") relating to an aggregate of 4,060,000 shares of common stock, par value $0.005 per share, of the Company (the "Common Stock") to be offered pursuant to the Optical Security Group, Inc. 1992 Incentive Stock Option Plan, The Optical Security Group, Inc. Nonqualified Stock Option Plan, and the Optical Security Group, Inc. Stock Bonus Plan (individually, a "Plan" and collectively, the "Plans").

In such capacity, we have examined, among other documents, the Amended and Second Restated Articles of Incorporation of the Company, the Bylaws of the Company, and the corporate proceedings adopting the Plans and authorizing the issuance of up to 4,060,000 shares of Common Stock under the Plans and performed such other investigation as we have deemed necessary. We have relied without further investigation on the proper authorization and authenticity of the documents we have reviewed.

Based on the foregoing, we are of the option that:

     1. The Company has been duly incorporated and is validly existing under the laws of the state of Colorado.

     2. Upon issuance and delivery of the shares of Common Stock pursuant to the terms of the respective Plan under which such shares are to be issued, such shares will constitute validly issued, fully paid, and non-assessable Common Stock of the Company.
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Optical Security Group, Inc.
July 23, 1998
Page 2

This opinion speaks as of the above date only, may be made ineffective by subsequent events, is provided for the sole use of the Company and may not be relied on for any purpose by any other party. We hereby consent to the use of our name in connection with the Registration Statement and to the filing of a copy of this opinion as Exhibit 5 thereto.

Very truly yours,

LOHF, SHAIMAN & JACOBS, P.C.



Charles H. Jacobs

CHJ:rg